EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2022, relating to the financial statements of Glatfelter Corporation and the effectiveness of Glatfelter Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Glatfelter Corporation for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Charlotte, NC

May 11, 2022